FORTRESS AMERICA ACQUISITION CORPORATION II
1005 North Glebe Road
Suite 550
Arlington, VA 22201
May 21, 2007

Mr. Asa Hutchinson
c/o Fortress America Acquisition Corporation II
1005 North Glebe Road
Suite 550
Arlington, VA 22201

RE: Stock Subscription Agreement

Dear Mr. Hutchinson:

We are pleased that Asa Hutchinson (the “Subscriber”) desires to purchase 50,000 shares of Common Stock, $0.0001 par value per share (the “Shares”), of Fortress America Acquisition Corporation II, a Delaware corporation (the “Company”). The terms on which the Company is willing to issue the Shares to the Subscriber, and the Company and the Subscriber’s agreements regarding such Shares, are as follows:

1. Purchase of Shares. For the aggregate sum of Five Hundred Dollars ($500.00) (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company hereby sells and issues the Shares to the Subscriber, and the Subscriber hereby purchases the Shares from the Company, on the terms and subject to the conditions set forth in this Stock Subscription Agreement (the “Agreement”). Promptly after the Subscriber’s execution of this Agreement, the Company will deliver to the Subscriber a certificate registered in the Subscriber’s name representing the Shares, receipt of which the Subscriber hereby acknowledges.

2. The Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1 Experience, Financial Capability and Suitability. The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto. The Subscriber is aware that its investment in the Company is a speculative investment that has limited liquidity, because there may never be an established market for the Company’s capital stock. The Subscriber has the financial capability for making the investment and the investment is a suitable one for the Subscriber. The Subscriber can, without impairing its financial condition, hold the Shares for an indefinite period of time and can afford a complete loss of its investment. The Subscriber acknowledges that the Company has urged the Subscriber to seek independent advice from professional advisors relating to the suitability of an investment in the Company and in connection with this Agreement, and that the Subscriber has sought and received such independent professional advice with respect to such investment and this Agreement or, after careful consideration, the Subscriber has determined to waive its right to seek and/or receive such independent professional advice.

2.2 Access to Information. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained.

2.3 Investment Intent. The Subscriber understands that the Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws, by reason of a specific exemption therefrom, and that the Shares may not be transferred except in compliance with such laws. The Subscriber is acquiring the Shares for its own account for the purpose of investment and not with a view to, or for resale in connection with, the “distribution” thereof (within the meaning of the Securities Act), nor with any present intention of distributing or selling the Shares.

2.4 Rule 144 Acknowledgements. The Subscriber is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act (“Rule 144”), which permits limited public resale of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including, without limitation, the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the resale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Subscriber understands that the Shares are “restricted securities” as that term is defined in Rule 144 and that the Shares must be held indefinitely by the Subscriber unless they are subsequently registered under the Securities Act or an exemption from such registration, such as Rule 144, is available. The Subscriber further understands that there is not now available and there may not be available at the time the Subscriber wishes to sell the Shares the adequate current public information with respect to the Company which would permit resale of the Shares under Rule 144, and that the Company has no obligation to, and has not represented to the Subscriber that it will, register the Shares for public sale under the Securities Act or make available to the public the information required by Rule 144.

2.5 Accredited Investor Certification. In connection with the Subscriber’s investment in the Company, and to induce the Company to sell the Shares to the Subscriber, the Subscriber hereby represents, warrants and agrees that it is an accredited investor as such term is defined in Regulation D of the Securities Act.

3. Forfeiture of Shares.

3.1 Failure to Consummate Business Combination. All of the Shares initially shall be subject to forfeiture to the Company in accordance with this Section 3. The Shares shall be forfeited to the Company in the event that the Company does not consummate a Business Combination (as such term is defined in the Company’s Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Registration Statement”)) by the date which is twenty-four (24) months from the effective date of the Registration Statement.

3.2 Termination of Rights as Stockholder; Escrow. If the Shares are forfeited in accordance with this Section 3, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such Shares, and the Company shall take such action as is appropriate to cancel such Shares. To effectuate the foregoing, all certificates representing the Shares shall be held in escrow by the Company’s legal counsel or an escrow agent until the earlier of forfeiture or the consummation of a Business Combination within the required time periods set forth in Section 3.1 above. In addition, the Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing.

4. Restrictions on Transfer.

4.1 Securities Law Restrictions. The Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of (“Transfer”) all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective, or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

4.2 Legending of Shares. All certificates representing the Shares shall have endorsed thereon a legend substantially as follows:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities law and may not be sold, pledged, hypothecated, transferred or otherwise disposed of in the absence of an effective registration statement covering these securities under the Act and all applicable state securities laws or an opinion from counsel reasonably satisfactory to the Company in form and substance satisfactory to the Company that registration is not required under the Act or under applicable state securities laws.”

4.3 Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding capital stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 4 or into which such Shares thereby become convertible shall immediately be subject to Section 3 and Section 4 hereof. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 4.

5. Other Agreements.

5.1 Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.2 No Obligation as to Employment. The Company is not by reason of this Agreement obligated to employ, or to continue to employ, the Subscriber in any capacity.

5.3 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the first page of this Agreement or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the fifth business day following the day such mailing is made.

5.4 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

5.5 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

5.6 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

5.7 Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

5.8 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

5.9 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of Delaware, without giving effect to the conflict of law principles thereof.

5.10 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

5.11 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.12 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

5.13 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

5.14 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.15 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

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If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this agreement and return it to us.

Very truly yours,

FORTRESS AMERICA ACQUISITION CORPORATION II

By:	/s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: Co-Chief Executive Officer

Accepted and agreed this
21st day of May, 2007

/s/ Asa Hutchinson
Name: Asa Hutchinson